As filed with the U.S. Securities and Exchange Commission on December 6, 2021.

Registration No. 333-260667

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Jupiter Wellness Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	87-2646504
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1061 E. Indiantown Road, Suite 110

Jupiter, Florida 33477

Telephone: (561) 244-0710

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brian S. John

Chief Executive Officer

1061 E. Indiantown Road, Suite 110

Jupiter, Florida 33477

Telephone: (561) 244-7100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Barry Grossman, Esq. Lijia Sanchez, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone (212) 370-1300	William B. Nelson Alain Dermarkar Shearman & Sterling LLP Bank of America Tower 800 Capital Street, Suite 2200 Houston, Texas 77002 Telephone: (713) 354-4900

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-260667

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒
Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one right (2)	2,300,000 Units	$10.00	$23,000,000	$2,132.10
Shares of Class A common stock included as part of the units(3)	2,300,000 Shares	—	—	—	(4)
Rights included as part of the units (3)	2,300,000 Rights
Shares underlying rights included as part of units (3)	287,500 Shares	—	—	—	(4)
Representative’s Warrants (3)	69,000 Warrants	$12.00	$828,000	$76.76
Representative’s Shares (3)	46,000 Shares	$0.01	$460	$0.04
Total			$23,828,460	$2,208.90	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-260667).

(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $115,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-260667), which was declared effective by the Securities and Exchange Commission on December 6, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $23,828,460 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Jupiter Wellness Acquisition Corp., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260667) (the “Prior Registration Statement”), initially filed by the Registrant on November 1, 2021 and declared effective by the Securities and Exchange Commission on December 6, 2021. This Registration Statement covers the registration of an additional 2,300,000 of the Registrant’s units, each consisting of one share of the Registrant’s Class A common stock, $0.0001 par value per share, and one right entitling the holder thereof to receive one-eighth (1/8) of one share of the Registrant’s Class A common stock. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that it has sufficient funds in its account with the Commission to pay the filing fee set forth on the cover page of this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-260667) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Ellenoff Grossman & Schole LLP.

23.1	Consent of Malone Bailey LLP.

23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of December, 2021.

Jupiter Wellness Acquisition Corp.

By:	/s/ Brian S. John
Brian S. John
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on December 6, 2021.

Name	Position
/s/ Brian S. John	Chief Executive Officer and a Director
Brian S. John	(principal executive officer)
*	Chief Financial Officer
Ke Li	(principal financial and accounting officer)
*	Director
Andy Goren M.D.
*	Director
N. Adele Hogan
*	Director
Hans Haywood
*	Director
Robert D. Allison, M.D.

_____

* By: /s/ Brian S. John

Brian S. John, Attorney-in-fact